UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 2, 2007
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P.A.M. TRANSPORTATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of W. Scott Davis to the Board of Directors
On August 2, 2007, our Board of Directors increased the size of the Board of Directors from eight to nine directors, and elected a new director, W. Scott Davis.  Mr. Davis was elected for a term that extends until the 2008 annual meeting of the stockholders.  Also, on August 2, 2007, Mr. Davis was appointed to serve on the Compensation and Stock Option Committee of our Board of Directors.  Mr. Davis is a private investor, and has many years of experience in investment banking.  From 1987 to 2006, Mr. Davis worked for Stephens Inc., an investment banking firm, including serving as an Executive Vice President of Stephens Inc. from 2002 to 2006, and as a Managing Director from 2000 to 2002.

The election of Mr. Davis was not pursuant to any arrangement or understanding between Mr. Davis and any third party.  As of the date of this report, neither Mr. Davis nor any member of his immediate family is a party, either directly or indirectly, to any transaction that the Company is aware of, that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Davis will be compensated for his service on our Board of Directors and any committees of the Board on which he serves in accordance with our compensation arrangements for non-employee directors, other than our Chairman of the Board.  These compensation arrangements, as currently in effect, are set forth in our proxy statement for our 2007 annual meeting of stockholders, that was filed with the Securities and Exchange Commission on April 26, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-Laws
On August 2, 2007, our Board of Directors amended and restated our By-Laws, effective as of that date.  The Board's primary purpose for amending the Bylaws was to make it clear that the positions of Chairman of the Board and Vice Chairmen of the Board are not officer positions unless the Board of Directors expressly determines otherwise for a particular director serving in one of those positions.  The following is a listing of the substantive changes effected by the amendment of the Bylaws.

•
A new Section 15 was added to Article II regarding the appointment and duties of the Chairman of the Board, and providing that the position of Chairman of the Board is not an officer position unless the Board of Directors expressly determines otherwise for a particular director serving as Chairman of the Board.

•
A new Section 16 was added to Article II regarding the appointment and duties of Vice Chairmen of the Board, and providing that the position of Vice Chairman of the Board is not an officer position unless the Board of Directors expressly determines otherwise for a particular director serving as a Vice Chairman of the Board.

•	Section 1 of Article III was amended to remove specific references to the Chairman of the Board and Vice Chairman of the Board, and references to them as officer positions.

•	Section 2 of Article III, which set forth the duties of the Chairman of the Board, was deleted. The Chairman's duties are now addressed in Section 15 of Article II.

•	Section 3 of Article III, which set forth the duties of the Vice Chairman of the Board, was deleted. The Vice Chairman's duties are now addressed in Section 16 of Article II.

•	Section 4 of Article III was amended to authorize our Chief Executive Officer to preside at meetings of the shareholders and Board of Directors to the extent determined by the Board of Directors.

•	Sections 4 through 14 of Article III were renumbered as Sections 2 through 12 of Article III.

A copy of our Bylaws, as amended and restated on August 2, 2007, is attached to this report as Exhibit 3.2.

Item 8.01	Other Events.

Appointment and Compensation of Chairman of the Board
On August 2, 2007, our Board of Directors appointed Matthew T. Moroun, who is a member of our Board of Directors, and our largest stockholder, the Chairman of our Board of Directors.  The Board approved an annual retainer for Mr. Moroun for his services as Chairman of the Board, which is a non-officer position, of $100,000 per year, payable quarterly, as a director fee.  In addition, Mr. Moroun will continue to receive meeting fees and an annual grant of a stock option for his services as a director, in the same amounts as are provided generally for our other non-employee directors.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are furnished with this report:

 3.2               By-Laws, as amended and restated on August 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: August 8, 2007	By: /s/ Robert W. Weaver
Robert W. Weaver President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	By-Laws, as amended and restated on August 2, 2007